THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                           FORM OF NON-ASSIGNABLE
              AGENT'S COMPENSATION OPTIONS TO ACQUIRE UNITS
                (EACH UNIT CONSISTING OF ONE UNIT SHARE AND
                   ONE-HALF OF ONE UNIT AGENT'S WARRANT)

                                   OF

                            URBANA.CA, INC.
           (Incorporated under the laws of the State of Nevada)

Number of Agent's Compensation Options represented
by this Certificate: ______________           Certificate Number: _____________

THIS CERTIFIES THAT, for value received, National Bank Financial ITF Groome Capital com. Inc. is entitled to receive, upon exercise and payment of $1.25 per Unit, one Unit of URBANA.CA, INC. (the "Issuer") for each of the Agent's Compensation Options evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on April 26, 2002 (the "Expiry Date"). The following provisions shall be applicable to the Agent's Compensation Options:

1.  Interpretation

1.1  Currency

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Terms

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "Agency Agreement" means the agency agreement entered into between the Holder and the Issuer dated as of April 10, 2000;

(b) "Agent's Compensation Options" means the compensation options evidenced hereby;

(c) "Agent's Warrants" means the agent's warrants issued pursuant to the Agency Agreement;

(d) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and polices of each other relevant jurisdiction in Canada, U.S. Securities Laws and the applicable rules, regulations and policies of the Exchange;

(e) "business day" means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver;

(f)  "close of business" means 4:30 p.m. (Toronto time);

(g)  "Closing Date" means April 27, 2000;

(h) "Commissions" means the Alberta Securities Commission, the British Columbia Securities Commission, the Ontario Securities Commission and the Commission des valuers mobilie du Quebec (Quebec Securities
Commission);

(i) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Issuer; provided that if the exercise rights are subsequently adjusted or altered pursuant to Section 2, "Common Shares" will thereafter mean the shares or other securities or property that the Holder is entitled to on an exchange after the adjustment;

(j) "Convertible Security" means a security of the Issuer (other than the Special Warrants and the Agent's Compensation Options) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(k) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the NASDAQ OTC Bulletin Board, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the NASDAQ OTC Bulletin Board, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots o the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(l) "Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Issuer, whether in (i) cash, (ii) shares of the Issuer, (iii) warrants or similar rights to purchase any shares of the Issuer or property or other assets of the Issuer at a purchase or exercise price of at least 110% of the fair market value of the shares or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Issuer, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retained earnings of the Issuer as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Issuer on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii) 100% of the consolidated net earnings from continuing operations of the Issuer, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recently audited financial statements of the Issuer);

(m) "director" means a director of the Issuer for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Issuer as a board or, whenever duly empowered, action by any committee of such board;

(n) "Effective Registration" shall have the same meaning as ascribed to such term in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company save and except that such definition shall be deemed to include the Unit Shares issuable upon the exercise of the Agent's Compensation Options and the Warrant Shares issuable upon the exercise of the Unit Agent's Warrants as such terms are defined herein.

(o)  "Exchange" means Over the Counter Bulletin Board in the United
States;

(p) "Exchange Number" means the number of securities to be received by the Holder upon exercise of the Agent's Compensation Options, as may be adjusted under the provisions of Section 2;

(q) "Exercise Date" means the date upon which the Holder exercises its subscription rights hereunder pursuant to Section 1.3 hereof;

(r) "Exercise Period" means the period during which the Holder may exercise the Agent's Compensation Options , commencing on the Closing Date and ending at the Time of Expiry;

(s) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Agent's Compensation Options certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

(t)  "Holder" means National Bank ITF Groome Capital.com Inc.;

(u) "Private Placement" means the offering of Special Warrants pursuant to the Agency Agreement;

(v) "Qualification Date" means the date on which all of the Commissions have issued the Receipts;

(w) "Qualification Deadline" means on or before 5:00 p.m. (Toronto time) on September 25, 2000 which is the first business day 150 days after the Closing Date or such later date as may be approved by the Holder in its sole and absolute discretion by written notice to Pacific Corporate Trust Company not less than five business days prior to the expiry of such 150 day period;

(x) "Qualifying Prospectus" means the (final) prospectus and any amendment thereto required to be filed with the Commissions pursuant to Applicable Securities Laws, in respect of the distribution, inter alia, of the Agent's Compensation Options upon the exercise of the Agent's Warrants and as referred to in the Agency Agreement;

(y) "Receipts" means collectively, the receipts for the final Qualifying Prospectus to be issued by the Canadian Commissions and confirmation of filing with the Securities and Exchange Commission of an effective resale and registration statement registering these securities and the Special Warrants for resale in the United States of America;

(z) "Registration Statement" means a Registration Statement of the Company under the 1933 Act;

(aa)  "Regulatory Authorities" means the Exchange and the Commissions;

(bb)  "SEC" means the United States Securities and Exchange Commission;

(cc  "Shareholder" means a holder of record of one or more Common
Shares;

(dd) "Special Warrants" means the special warrants issued upon closing of the Private Placement and subject to the terms and provisions of a special warrant agreement, dated April 27, 2000, between Pacific
Corporate Trust Company and the Issuer;

(ee)  "Time of Expiry" means 4:30 p.m., Toronto time, on the Expiry
Date;

(ff) "trading day" with respect to a stock exchange means a day on which such stock exchange is open for business;

(gg)  "Unit Purchase Price" means US$1.25 per Unit;

(hh) "Unit Shares" means the previously unissued Common Shares which are issuable upon the exercise of the Agent's Compensation Options;

(ii) "Unit Agent's Warrants" means the share purchase warrants of the Issuer which are issuable upon the exercise of the Agent's Compensation Options, each one Unit Agent's Warrant entitling the holder to acquire one Common Share at a price of US$5.00 each on or before April 26, 2002;

(jj) "U.S. Securities Laws" means collectively, all applicable federal and state laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(kk) "Warrant Shares" means the Common Shares issuable by the Issuer upon the exercise of the Unit Agent's Warrants;

(ll) "1933 Act" means the United States Securities Act of 1933, as amended.

1.3  Manner of Exercise; Issuance of Certificates

The Holder may exercise its right to convert the Agent's Compensation Options evidenced by this certificate for Units hereunder at any time prior to the Time of Expiry, by the surrender to the Issuer at 22 Haddington Street, Cambridge, Ontario of this Agent's Compensation Options certificate, together with a completed subscription in the form attached as Schedule "A" hereto (the "Agent's Compensation Options Subscription Form"), together with the full Unit Purchase Price payable by certified cheque or bank draft, prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder. The Unit Shares and the Unit Agent's Warrants subscribed for shall be deemed to be issued to the Holder as the owner of record of such securities as of the close of business on the date on which this Agent's Compensation Options certificate shall have been so surrendered. The Agent's Compensation Options shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Issuer. Certificates for the Unit Shares and the Unit Agent's Warrants so subscribed for shall be delivered to the Holder within a reasonable time, not exceeding five business days, after the subscription right provided for herein has been so exercised.

1.4  No Fractional Shares

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Agent's Compensation Options to issue fractional Unit Shares in satisfaction of its obligations hereunder. Where a fractional Unit Share would, but for this Section 1.4, have been issued upon exercise of an Agent's Compensation Option, in lieu thereof, there shall be paid to the Holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of this certificate and the duly completed Agent's Compensation Options Subscription Form, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Issuer shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.  Adjustments

2.1

(a) The rights of the Holder, including the number of Units for which the Holder may subscribe upon exercise of the Agent's Compensation Options, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

(b) The Exchange Number in effect at any date will be subject to adjustment from time to time as follows:

(i) Share Reorganization: If and whenever at any time during the Exercise Period, the Issuer shall (A) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (B) consolidate or combine or reduces the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or Convertible Securities to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exchange Number will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Number in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under Section 2.1(b)(i) and (ii) hereof. Upon any adjustment of the Exchange Number pursuant to this paragraph 2.1(b)(i), the number of Unit Shares subject to the right of purchase under each Unit and the number of Warrant Shares subject to the right of purchase under each Unit Agent's Warrant not previously exercised will be contemporaneously adjusted by multiplying the number of Unit Shares or Warrant Shares, respectively, which theretofore may have been purchased under such Unit or Unit Agent's Warrant by a fraction, the numerator of which shall be the Exchange Number in effect immediately before such adjustment and the denominator shall be the Exchange Number resulting from such adjustment. For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 2.1(b)(i) there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities which, for greater certainty, includes the unexercised Special Warrants and Unit Agent's Warrants.

(ii) Rights Offering: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or Convertible Securities) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) Special Distribution: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than shares distributed to holders of Common Shares pursuant to the exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares, (B) rights, options or warrants (other than Unit Agent's Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares, of at least 95% of the Current Market Price at the record date for such distribution), (C) evidences of indebtedness, or (D) any other assets including shares of other corporations (excluding cash dividends that holders of the Special Warrants receive under the provisions of the Special Warrant Indenture) in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under Sections 2.1(b)(i) or (ii) above, the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Issuer announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(iii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c) Capital Reorganization: If and whenever at any time from the date hereof during the Exercise Period there is a reorganization of the Issuer not otherwise provided for in Section 2.1(b)(i) or a consolidation or merger or amalgamation of the Issuer with or into another body corporate or other entity including a transaction whereby all or substantially all of the Issuer's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), the Holder of any Agent's Compensation Options which have not been exercised prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of the Holder's right at any time after the effective date of the Capital Reorganization, in lieu of the number of Agent's Compensation Options to which it would have been entitled to receive upon exercise of the Agent's Compensation Options, the aggregate number of shares or other securities or property of the Issuer, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, it had been the holder of the number of Agent's Compensation Options to which immediately before the transaction he was entitled upon exercise of the Agent's Compensation Options; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the Holder will thereafter be entitled to receive the number of shares or other securities or property of the Issuer, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.

(d) Reclassification of Common Shares: If the Issuer reclassifies or otherwise change the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that if the Holder exercises its rights thereafter it will be entitled to receive such shares as it would have been entitled to receive upon exercise of the Agent's Compensation Options had they exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, to those contained in this Section 2.

2.2  Rules Regarding Calculation of Adjustment of Exchange Number

(a) The adjustments and readjustments provided for in this Section 2 are cumulative and subject to subsection 2.2(b), will apply (without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Agent's Compensation Options.

(b) No adjustment in the Exchange Number is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exchange Number; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c) No adjustment in the Exchange Number will be made in respect of any event described in Section 2.1, other than the events referred to in
Section 2.1(b)(i)(A) and (B), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Agent's Compensation Options evidenced by this certificate prior to or on the effective date or record date of such event.

(d)  No adjustment in the Exchange Number will be made under Section
2.1 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course.

(e) If at any time a dispute arises with respect to adjustments of the Exchange Number, such dispute will be conclusively determined by the auditors of the Issuer or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Issuer and any such determination, subject to any necessary regulatory approval, will be binding upon the Issuer and the Holder.

(f) If and whenever at any time from the date hereof during the Exercise Period the Issuer takes any action affecting the Common Shares, other than action described in Section 2.1, which in the opinion of the board of directors of the Issuer would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Issuer in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Issuer so as to provide for an adjustment on or prior to the effective date of any action by the Issuer affecting the Common Shares will be conclusive evidence that the board of directors of the Issuer has determined that it is equitable to make no adjustment in the circumstances.

(g) If the Issuer sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter legally abandons its plans to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exchange Number will be required by reason of the setting of such record date.

(h) As a condition precedent to the taking of any action which would require any adjustment to the Agent's Compensation Options evidenced hereby, including the Exchange Number, the Issuer shall take any corporate action which may be necessary in order that the Issuer have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i) The Issuer will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 2.1, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exchange Number.

(j) The Issuer covenants to and in favour of the Holder that so long as any of the Agent's Compensation Options evidenced by this certificate remain outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 2.1 which may give rise to an adjustment in the Exchange Number, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event to the extent determinable, any adjustment required and the computation of such adjustment; provided that the Issuer is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than fourteen days in each case prior to such applicable record date or effective date.

(k) In any case where the application of any of this section 2 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Securities to which the Holder is entitled by reason of the increase of the Exchange Number but the Securities will be so issued and delivered to that holder upon completion of that event or period, with the number of those Securities calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Securities.

2.3  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Issuer) will be bound by the provisions of this certificate and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this certificate to be performed by the Issuer.

2.4 Regarding the Special Warrant Agreement and Share Purchase Warrant Agreement. For greater clarity, the provisions of this section 2 are not intended to and shall not give the Holder rights in excess of or lesser than those rights granted in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company and the Share Purchase Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company (collectively, the "Agreements") with respect to the adjustment provisions contained in
Article 7 of the respective agreements. To the extent there is any inconsistency between the adjustment provisions between the adjustment provisions herein and those contained in the Agreements, such inconsistently shall be resolved such that the Holder herein shall have the same adjustment rights as contained in the Agreements

3.  Covenants

The Issuer covenants and agrees that so long as any Agent's Compensation Options evidenced hereby remain outstanding it will:

(a) at all times ensure that there are a sufficient number of Common Shares authorized to be issued upon the exercise of the Agent's
Compensation Options and the Unit Agent's Warrants; provided that nothing herein contained shall affect or restrict the right of the Issuer to issue Common Shares from time to time subject to the terms and conditions of the Agent's Compensation Options;

(b) at all times ensure that the Common Shares issued under the Agent's Compensation Options and the Unit Agent's Warrants will, upon payment therefor of the amount at which such Common Shares may be purchased, be issued as fully paid and non-assessable free from all taxes, liens, and charges with respect to the issue thereof and upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Issuer are then listed or shall be eligible for inclusion in the NASDAQ National Market or the NASDAQ SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(c) preserve and maintain its corporate existence, and will use its best efforts to ensure that the Common Shares outstanding or issuable from time to time upon the exercise of the Agent's Compensation Options and the Unit Agent's Warrants are listed and may be traded through the NASDAQ OTC Bulletin Board and that it will use its commercial best efforts to list the Common Shares issuable upon the exercise of the Agent's Compensation Options and Unit Agent's Warrants and all other outstanding shares of its common stock on the NASDAQ National Market or if the Issuer does not meet the listing requirements of the NASDAQ National Market on the NASDAQ Smallcap Market as soon as possible after the Closing Date;

(d) it will use its commercial best efforts to have an Effective Registration and to have the Receipts issued by the Commissions on or before the Qualification Deadline and will, in the event that either an Effective Registration is not filed or the Receipts are not issued on or before the Qualification Deadline, continue to use its commercial best efforts to file an Effective Registration and / or obtain the Receipts thereafter, as the case may be. Moreover, the Issuer covenants that if any securities to be reserved for the purpose of the exercise of the Special Warrants or the exercise of the Unit Warrants require registration with, or approval of, any governmental authority under any U.S. Securities Laws before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and expeditiously as reasonably possible to endeavour to secure such registration or approval. The Issuer will use commercial best efforts to obtain appropriate approvals or registrations under state "Blue Sky" security laws as applicable;

(e) the Issuer will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934 not in default of any reporting or filing requirements under U.S. Securities Laws thereafter and it will make all requisite filings under Applicable Securities Laws and stock exchange rules to report the exercise of the right to acquire the Unit Shares and the Unit Agent's Warrants, pursuant to the Agent's Compensation Options; and

(f) the Issuer will send a written notice to the Holder at the address of the Holder provided in Section 11, of the issuance of the Receipts, together with a commercial copy of the Qualifying Prospectus, as soon as practicable but, in any event, not later than five business days after the issuance of the Receipts.

4. Transfer of Agent's Compensation Options he Agent's Compensation Options evidenced hereby are non-assignable.

5.  Not a Shareholder

Nothing in this certificate or in the holding of an Agent's Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

6.  Partial Exercise

The Holder may subscribe for and acquire a number of Unit Shares and Unit Agent's Warrants less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Agent's Compensation Options certificate in respect of the balance of the Units which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

7.  No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Issuer to issue any securities except those securities in respect of which the Holder shall have exercised its right to subscribe hereunder in the manner provided for herein.

8.  Representation and Warranty

The Issuer hereby represents and warrants with and to the Holder that the Issuer is duly authorized and has the corporate and lawful power and authority to create and issue the Agent's Compensation Options evidenced hereby and the Unit Shares and Unit Agent's Warrants issuable upon the exercise of the Agent's Compensation Options and to perform its obligations hereunder and that the Agent's Compensation Options evidenced hereby represent a valid, legal and binding obligation of the Issuer enforceable in accordance with their terms.

9.  Protection of Shareholders, Officers and Directors

The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Issuer in their capacity as such, either directly or through the Issuer, relating to any obligations, representations, warranties and covenants under this certificate, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Issuer. Accordingly, the obligations under this certificate are not personally binding upon, nor will resort hereunder be had to, the privately property of any of the past, present or future directors, officers, shareholders, employees or agents of the Issuer but only the property of the Issuer (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to any misrepresentations knowingly made.

10.  Lost Certificate

If this Agent's Compensation Options certificate becomes stolen, lost, mutilated or destroyed, the Issuer may, on such terms as it may in its discretion impose, including the requirement to provide a bond of indemnity, respectively issue and countersign a new Agent's Compensation Options certificate of like denomination, tenure and date as the certificate so stolen, lost, mutilated or destroyed.

11.  Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 11. Notice and other communications shall be addressed as follows:

in the case of the Issuer:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, ON  N1R 2B9
Attention:    Jason Cassis
Fax:   (519) 740-1190

with a copy to:

Maitland & Company
Barristers & Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:   Christopher D. Farber
Fax:   (604) 681-3896

in the case of the Holder:

Groome Capital.com Inc.
20 Toronto Street, Suite 900
Toronto, Ontario   M5C 2B8
Attention:   Gordon Larock
Fax:  (416) 861-9992

with a copy to:

Fraser Milner
1 First Canadian Place
100 King Street West
Toronto, Ontario   M5X 1B2
Attention: Mr. Rubin Rapuch
Fax:   (416) 863-4592

12.  Governing Law

The Agent's Compensation Options shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

13.  Time of the Essence

Time shall be of the essence hereof.

14.  Business Day

In the event that any date upon or by which any other action is required to be taken by the Issuer or the Holder is not a business day, then such action shall be required to be taken on or by the next succeeding day which is a business day.

15.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

16.  Headings

The division of this certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

17.  Binding Effect

The terms and conditions of the Agent's Compensation Options as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Issuer and its respective successors and assigns.

18.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Agent's Compensation Options may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

IN WITNESS WHEREOF the Issuer has caused this certificate to be signed by its duly authorized officer this 27th day of ________________, 2000.

URBANA.CA, INC.

By: __________________________________

                                SCHEDULE "A"
                     EXERCISE AND SUBSCRIPTION FORM

TO:    URBANA.CA, INC.
RE:    AGENT'S COMPENSATION OPTIONS CERTIFICATE NUMBER: __________

The undersigned holder of the attached Agent's Compensation Options certificate hereby irrevocably exercises its rights to acquire, at a price of US$1.25 per Unit, and subscribes for ___________ Units, each Unit consisting of one (1) Unit Share and one-half of one Unit Agent's Warrant of URBANA.CA, INC. pursuant to the terms of the Agent's Compensation Options specified in the attached certificate.

DATED this      day of
(Please complete date including year)


NAME:


Signature:


Registration instructions:

Please check box if the Unit Shares and Unit Agent's Warrants certificates are to be collected from the Issuer's office, failing which they will be mailed to the subscriber at the address set out above.

If any Agent's Compensation Options represented by this certificate are not being exercised, a new Agent's Compensation Options certificate will be issued and delivered with the Unit Shares and Unit Agent's Warrants certificates.